Exhibit 99.1

PRESS RELEASE

BUSINESS & FINANCIAL EDITORS	WILLIAM J. OWEN
FOR IMMEDIATE RELEASE	Senior Vice President,
Investor Relations
818-676-3936

ZENITH ANNOUNCES SECOND QUARTER RESULTS

WOODLAND HILLS, CALIFORNIA, July 22, 2009   .   ..   .   ..   .   .   ..   .   .   ..   .   .   ..   .   .   ..   .   .  ..  .  .  ..  .  .

Zenith National Insurance Corp. (NYSE: ZNT) reported net income for the second quarter 2009 of $1.8 million, or $0.05 per share, compared to net income for the second quarter 2008 of $28.4 million, or $0.76 per share.  Net income for the six months ended June 30, 2009 was $4.4 million, or $0.12 per share, compared to net income for the six months ended June 30, 2008 of $70.3 million, or $1.88 per share.

Net income for the second quarter 2009 and 2008 includes net realized losses on investments after tax of $0.5 million, or $0.01 per share, and $1.5 million, or $0.04 per share, respectively.  Net income for the six months ended June 30, 2009 and 2008 includes net realized gains on investments after tax of $3.6 million, or $0.09 per share, and $1.4 million, or $0.04 per share, respectively.

Net investment income before tax was $23.3 million and $47.6 million for the three and six months ended June 30, 2009, respectively, compared to $22.3 million and $45.5 million for the corresponding periods of 2008.  The annualized pre-tax yield on our investment portfolio was approximately 5% for the three and six months ended June 30, 2009 compared to 4.3% for the corresponding periods of 2008.

The market value of our investment portfolio improved from an unrealized loss of approximately $90 million at March 31, 2009 to an unrealized gain of $10 million at June 30, 2009, an increase of approximately $100 million before tax, or 5%, during the second quarter 2009.

Workers’ compensation underwriting loss before tax was $17.6 million and $40.8 million for the three and six months ended June 30, 2009, respectively, compared to underwriting income before tax of $26.5 million and $66.5 million for the corresponding periods of 2008.  The workers’ compensation combined ratio improved to 115.1% in the second quarter 2009 compared to 119.7% in the first quarter 2009, reflecting the same loss ratio and reduced expenses due to the first quarter workforce reductions.

Stockholders’ equity per share was $28.11, $26.82 and $27.42 at June 30, 2009, March 31, 2009 and December 31, 2008, respectively.  Stockholders’ equity per share before dividends grew by 6% from December 31, 2008 to June 30, 2009.  The reduction in our stockholders’ equity per share from its all time high of $29.58 as of March 31, 2008 to $28.11 as of June 30, 2009 is less than the $2.90 dividends paid to stockholders during this period.

Commenting on the results, Stanley R. Zax, Chairman and President, said:  “The recession, increase in unemployment, decreases in payrolls, and competition relative to our pricing and underwriting strategies continue to impact our workers’ compensation business; however, our results are about breakeven for the quarter, with our recurring investment income offsetting our loss in the workers’ compensation business.  Moreover, the market value of our investment portfolio exceeds cost as a result of approximately $100 million improvement in its value during the quarter. This adds to our financial strength, enabling us to continue providing quality services to our insureds and claimants throughout this difficult economic climate.  Our expense ratio is high as we search for opportunities and we continue our disciplined risk management practices.”

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed.  Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items.  Statements containing words such as expect, anticipate, believe, estimate, likely or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements.  Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to the following: 1)  current unprecedented volatility in the financial markets, including the duration of the crisis and the effectiveness of governmental solutions; 2) current economic recession; 3) competition; 4) decreased payroll levels of our customers; 5) medical cost trends; 6) regulatory restrictions on investments; 7) changes in state and federal legislation and regulation; 8) changes in interest rates causing fluctuations of investment income and fair values of investments; 9) changes in the frequency and severity of claims and catastrophes; 10) adequacy of loss reserves; 11) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; 12) losses associated with any terrorist attacks that impact our workers’ compensation business in excess of our reinsurance protection; 13) losses caused by nuclear, biological, chemical or radiological events whether or not there is any applicable reinsurance protection; and 14) other risks detailed herein and from time to time in Zenith’s reports and filings with the Securities and Exchange Commission.

(Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2009	2008	2009	2008

TOTAL REVENUES	$139,177	$174,367	$287,690	$361,120

SELECTED INCOME DATA:
Net investment income after tax	$15,761	$15,208	$32,136	$30,840
Net realized (losses) gains on investments after tax (1)	(492)	(1,494)	3,586	1,422
Income from investments segment after tax	15,269	13,714	35,722	32,262

Net income	$1,800	$28,400	$4,400	$70,300

NET INCOME PER COMMON SHARE (1):
Basic	$0.05	$0.76	$0.12	$1.89
Diluted	0.05	0.76	0.12	1.88

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.50	$0.50	$1.00	$1.00

STOCKHOLDERS’ EQUITY (as of June 30, 2009 and 2008):
Stockholders’ equity			$1,049,916	$1,088,215
Stockholders’ equity per common share (2)			28.11	29.22

NUMBER OF COMMON SHARES:
Outstanding (as of June 30, 2009 and 2008)			37,349	37,239
Weighted average for the period – basic	37,342	37,211	37,336	37,161
Weighted average for the period – diluted	37,342	37,397	37,336	37,369

(1)

Net realized losses on investments after tax were $0.01 per share and $0.04 per share for the three months ended June 30, 2009 and 2008, respectively. Net realized gains after tax were $0.09 per share and $0.04 per share for the six months ended June 30, 2009 and 2008, respectively. Net realized (losses) gains on investments for the three and six months ended June 30, 2009 include other-than-temporary impairments of $6.1 million after tax, or $0.16 per share and $12.4 million after tax, or $0.33 per share, respectively, compared to $5.6 million after tax, or $0.15 per share for both the three and six months ended June 30, 2008.

(2)

Stockholders’ equity at June 30, 2009 includes net unrealized gains in our investment portfolio, after deferred tax, of $0.18 per share compared to net unrealized losses in our investment portfolio, after deferred tax, of $0.28 per share at June 30, 2008.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2009	2008	2009	2008

TOTAL REVENUES:
Net premiums earned	$116,623	$154,368	$234,606	$313,400
Net investment income	23,311	22,297	47,567	45,532
Net realized (losses) gains on investments (1)	(757)	(2,298)	5,517	2,188
	$139,177	$174,367	$287,690	$361,120
RESULTS OF OPERATIONS (2):
Investments segment:
Net investment income	$23,311	$22,297	$47,567	$45,532
Net realized (losses) gains on investments (1)	(757)	(2,298)	5,517	2,188
	22,554	19,999	53,084	47,720
Workers’ compensation segment (3)	(17,628)	26,491	(40,840)	66,499
Reinsurance segment (4)	29	(6)	(129)	(13)
Parent (5)	(2,828)	(2,864)	(6,054)	(6,059)

Income before tax	2,127	43,620	6,061	108,147
Income tax expense	327	15,220	1,661	37,847

NET INCOME	$1,800	$28,400	$4,400	$70,300

(1)

Net realized (losses) gains on investments before tax for the three and six months ended June 30, 2009 include other-than-temporary impairments of $9.4 million and $19.1 million, respectively, compared to $8.5 million for both the three and six months ended June 30, 2008.

(2)	See Supplemental Financial Information for a description of segment results.

(3)	See Workers’ Compensation Segment in the following tables.

(4)	In September 2005, we exited the assumed reinsurance business and ceased writing and renewing assumed reinsurance contracts.

(5)	Includes interest expense before tax of $1.3 million in both of the three months ended June 30, 2009 and 2008 and $2.6 million in both of the six months ended June 30, 2009 and 2008.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended June 30,
(Dollars in thousands)	2009		2008

WORKERS’ COMPENSATION SEGMENT (1):
Gross premiums written:
California	$70,101	58.7%	$85,137	54.3%
Outside California	49,364	41.3	71,775	45.7
Total	$119,465	100.0%	$156,912	100.0%

Net premiums written:
California	$68,056	58.6%	$82,621	54.4%
Outside California	48,172	41.4	69,246	45.6
Total	$116,228	100.0%	$151,867	100.0%

Net premiums earned:
California	$67,369	57.8%	$82,784	53.8%
Outside California	49,267	42.2	71,072	46.2
Total	$116,636	100.0%	$153,856	100.0%

Underwriting (loss) income before tax/combined ratio	$(17,628)	115.1%	$26,491	82.8%

Workers’ compensation calendar year combined ratios, along with a reconciliation to the accident year combined ratios, were as follows (1):

	Three Months Ended June 30,
	2009			2008
	Calendar Year	Prior Period Development	Accident Year	Calendar Year	Favorable (Unfavorable) Prior Period Development	Accident Year
Losses and loss adjustment expenses	71.4%		71.4%	42.4%	9.7%	52.1%
Underwriting and other operating expenses	43.7		43.7	40.4	(1.6)	38.8
Combined ratio	115.1%		115.1%	82.8%	8.1%	90.9%

(1)          See Supplemental Financial Information for a description of segment results, “Premiums Written” and “Combined Ratio.”

The change in the underwriting (loss) income before tax and the combined ratio for the three months ended June 30, 2009 compared to the three months ended June 30, 2008 principally reflects the decline in premiums earned and no prior period loss reserve development recognized in 2009 compared to favorable development recognized in 2008.

Premiums decreased in the three months ended June 30, 2009 compared to the three months ended June 30, 2008 as a result of: 1) fewer policies in-force due to competition in relation to our risk management practices; 2) increased unemployment and declining payrolls for many insureds due to the recession; and 3) net reductions in Florida premium rates year over year, offset in part by California premium rate increases.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Six Months Ended June 30,
(Dollars in thousands)	2009		2008

WORKERS’ COMPENSATION SEGMENT (1):
Gross premiums written:
California	$139,046	56.8%	$174,239	53.9%
Outside California	105,696	43.2	149,291	46.1
Total	$244,742	100.0%	$323,530	100.0%

Net premiums written:
California	$135,030	56.8%	$169,205	53.9%
Outside California	102,608	43.2	144,637	46.1
Total	$237,638	100.0%	$313,842	100.0%

Net premiums earned:
California	$132,361	56.4%	$168,518	53.9%
Outside California	102,353	43.6	144,075	46.1
Total	$234,714	100.0%	$312,593	100.0%

Underwriting (loss) income before tax/combined ratio	$(40,840)	117.4%	$66,499	78.7%

Workers’ compensation calendar year combined ratios, along with a reconciliation to the accident year combined ratios, were as follows (1):

	Six Months Ended June 30,
	2009			2008
	Calendar Year	Prior Period Development	Accident Year	Calendar Year	Favorable (Unfavorable) Prior Period Development	Accident Year
Losses and loss adjustment expenses	72.2%		72.2%	38.3%	12.2%	50.5%
Underwriting and other operating expenses	45.2		45.2	40.4	(1.6)	38.8
Combined ratio	117.4%		117.4%	78.7%	10.6%	89.3%

(1)          See Supplemental Financial Information for a description of segment results, “Premiums Written” and “Combined Ratio.”

The change in the underwriting (loss) income before tax and the combined ratio for the six months ended June 30, 2009 compared to the six months ended June 30, 2008 principally reflects the decline in premiums earned and no prior period loss reserve development recognized in 2009 compared to favorable development recognized in 2008.  2009 also includes a charge in the first quarter 2009 related to workforce reductions.

Premiums decreased in the six months ended June 30, 2009 compared to the six months ended June 30, 2008 as a result of: 1) fewer policies in-force due to competition in relation to our risk management practices; 2) increased unemployment and declining payrolls for many insureds due to the recession; and 3) net reductions in Florida premium rates year over year, offset in part by California premium rate increases.

ZENITH NATIONAL INSURANCE CORP.

Supplemental Financial Information (Unaudited)

HOW WE REPORT OUR RESULTS

Our business is comprised of the following segments: investments, workers’ compensation and reinsurance.  In September 2005, we exited the reinsurance business.  Results of the investments segment include net investment income and net realized gains or losses on investments.  We do not allocate investment income to other segments.  Income or loss before tax from the workers’ compensation and reinsurance segments is determined by deducting losses and loss adjustment expenses incurred and underwriting and other operating expenses from net premiums earned (this result is also known as underwriting income or loss).  The parent loss includes interest expense and the general operating expenses of our parent company, Zenith National Insurance Corp.

NON-GAAP MEASURES

In addition to the financial measures presented in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we also use certain non-GAAP financial measures to analyze and report our financial results.  Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations.  These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide information that reconciles the non-GAAP measures to the most comparable GAAP measures reported in our consolidated financial statements.

Combined Ratio

The combined ratio, expressed as a percentage, is a key measurement of profitability traditionally used in the property-casualty insurance business.  The combined ratio, also referred to as the “calendar year combined ratio,” is the sum of the losses and loss adjustment expense ratio and the underwriting and other operating expense ratio.  The losses and loss adjustment expense ratio is the percentage of net losses and loss adjustment expenses incurred to net premiums earned.  The underwriting and other operating expense ratio is the percentage of underwriting and other operating expenses to net premiums earned.  When the calendar year combined ratio is adjusted to exclude prior period items, such as loss reserve development and policyholders’ dividends, it becomes the “accident year combined ratio,” a non-GAAP financial measure.

Net Cash Flow from Insurance Operations

Net cash flow from our workers’ compensation and reinsurance operations are non-GAAP financial measures that represent the following on a pre-tax basis: premiums collected less losses, loss adjustment expenses, underwriting and other operating expenses paid.  The net cash flows from the insurance operations, in addition to investment income received, interest and other expenses paid by our parent company, and income taxes paid are included in net cash (used in) provided by operating activities, the most comparable GAAP financial measure.  The following table provides a reconciliation of the net cash flow from our workers’ compensation and reinsurance operations to the net cash (used in) provided by operating activities shown in the consolidated financial statements:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2009	2008	2009	2008

Net cash flow from workers’ compensation operations	$(21,782)	$10,598	$(49,423)	$17,017
Net cash flow from reinsurance operations	(1,353)	(3,666)	(3,455)	(8,971)
Investment income received	24,574	18,535	49,708	41,680
Interest and other expenses paid by parent	(1,438)	(2,044)	(6,929)	(6,383)
Income taxes paid	(5)	(42,398)	(5)	(42,735)
Net cash (used in) provided by operating activities	$(4)	$(18,975)	$(10,104)	$608

In periods in which net cash flow from operating activities is negative, such cash flow is offset by cash flow from investing activities, principally from short-term investments and maturities of longer-term investments.  We maintain a portfolio of invested assets with varying maturities and a substantial amount of short-term investments to provide adequate liquidity.

ZENITH NATIONAL INSURANCE CORP.

Supplemental Financial Information (Unaudited)

Premiums Written

Gross premiums written is a non-GAAP financial measure representing the amount of premiums we have billed to our policyholders in the applicable period.  It is indicative of the amount of cash premium, before commission expense, that we expect to receive from our policies.  Net premiums written are premiums we have billed to our policyholders less any reinsurance premiums ceded.  Net premiums earned, a GAAP measure, represent the portion of premiums written that is recognized as earned in the consolidated financial statements for the periods presented.  Premiums are earned on a pro-rata basis over the term of the policies.  The following table provides a reconciliation of workers’ compensation gross and net premiums written to net premiums earned:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2009	2008	2009	2008

Workers’ compensation:
Gross premiums written	$119,465	$156,912	$244,742	$323,530
Ceded premiums written	(3,237)	(5,045)	(7,104)	(9,688)

Net premiums written	116,228	151,867	237,638	313,842
Change in unearned premiums, net of reinsurance	408	1,989	(2,924)	(1,249)

Net premiums earned	$116,636	$153,856	$234,714	$312,593